Exhibit 10.16

SECOND AMENDMENT TO

OFFICE LEASE AGREEMENT

THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made and entered into by and between TP BUILDING I, LLC, a Utah Limited liability company (“Landlord”) and HEALTHEQUITY, INC., a Delaware corporation (“Tenant”).

Recitals

A. On or about November 17, 2006, Landlord and Tenant entered into an Office Lease Agreement in which Landlord agreed to lease to Tenant certain premises (the “Premises”) located in The Pointe I, an office building located at approximately 15 West Scenic Drive, Draper, Utah, as more particularly described in the lease; said Office Lease Agreement has been amended by a First Amendment to Office Lease Agreement between Landlord and Tenant, dated October 18, 2007. The Office Lease Agreement and First Amendment to Office Lease Agreement are hereinafter collectively referred to as the “Lease”.

B. Landlord and Tenant now desire to amend the Lease in certain respects.

Terms and Conditions

NOW, THEREFORE, in consideration of the Lease and the mutual promises contained in the Lease and in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals; Definitions. All capitalized terms used in this Amendment and not defined herein shall have the meanings attributed to such terms in the Lease. The foregoing recitals are hereby incorporated into this Amendment and form a part hereof.

2. Security Deposit Changes. Simultaneously with the execution of this Amendment, Tenant will deliver the sum of Eighty-Six Thousand Two Hundred Seventy Dollars ($86,270.00) to be held by Landlord as a security deposit pursuant to the provisions of Section 6 of the Lease. The security deposit amount will remain at $86,270.00 until the sixth anniversary of the execution of the Lease (November 17, 2012), at which time the security deposit amount will be reduced to one month’s base rent, and the excess security deposit will either be refunded to Tenant or applied to the next amounts due under the Lease, at Landlord’s option. Upon receipt of said sum by wired funds (or, if paid by check, then upon the clearance of Tenant’s check), Landlord will release the letter of credit Landlord now holds as its security deposit in the amount $86,270.00. Tenant will pay all fees and costs charged by the bank in connection with the release of the letter of credit and will arrange for the preparation of any necessary release documentation by the bank. Landlord agrees to execute reasonably acceptable documentation to effect the release of the letter of credit. Upon Landlord’s release of the letter of credit Section 6 of Exhibit F attached to the Lease and Schedule 1 attached to Exhibit F will be deleted from the Lease and will no longer apply.

3. Miscellaneous. The Lease and this Amendment contain all of the representations, understandings, and agreements of the parties with respect to matters contained herein. The parties acknowledge and agree that the Lease and this Amendment were both negotiated by all parties, that they shall be interpreted as if they were drafted jointly by all of the parties, and that neither the Lease, this Amendment, nor any provision within them, shall be construed against any party or its attorney because it was drafted in full or in part by any party or its attorney. Each of the individuals who have executed this Amendment represents and warrants that he or she is duly authorized to execute this Amendment on behalf of Landlord or Tenant as the case may be, that all corporate, partnership, trust or other action necessary for such party to execute and perform the terms of this Amendment have been duly taken by such party, and that no other signature and/or authorization is necessary for such party to enter into and perform the terms of this Amendment. This Amendment may be executed in any number of counterparts, provided each counterpart is identical in its terms. Each such counterpart, when executed and delivered will be deemed to be an original, and all such counterparts together shall be deemed to constitute one and the same instrument. Facsimile transmission of a signed counterpart shall be deemed to constitute delivery of the signed original. Time is of the essence in the interpretation and enforcement of this Amendment. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah and each of the parties hereto submits to the non-exclusive jurisdiction of the courts of the State of Utah in connection with any disputes arising out of the Lease or this Amendment.

4. Effect of Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, this Amendment will control. Except as modified hereby, the Lease remains in full force and effect between the parties.

5. Binding Only on Full Execution. The submission of an unsigned copy of this Amendment by either party to the other shall not constitute an offer or option with respect to the matters contained herein. This Amendment shall become effective and binding only upon execution and delivery by both Tenant and Landlord.

IN WITNESS WHEREOF the parties have executed this First Amendment to Lease as of the      day of March, 2012.

LANDLORD:		TENANT:

TP BUILDING I, LLC, a Utah limited liability company		HEALTHEQUITY, INC., a Delaware corporation

By:		By:
Title:	Manager	Title:	Chief Financial Officer

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